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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Old Line Bancshares, Inc.
Bowie, Maryland

        We hereby consent to the incorporation by reference in the registration statements (Nos. 333-113097, 333-111587, 333-116845, 333-168291 and 333-191464) on Form S-8 of Old Line Bancshares, Inc. of our report dated March 20, 2013 relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10-K for the year ended December 31, 2013.

/s/ Rowles & Company, LLP

Baltimore, Maryland
March 14, 2014

8100 Sandpiper Circle, Suite 308, Baltimore, Maryland 21236
443-725-5395  FAX 443-725-5074
Website: www.Rowles.com

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM